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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PENN TREATY AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 12, 2003

Dear Stockholder:

        We have previously sent to you proxy material relating to the Special Meeting of stockholders of Penn Treaty American Corporation, which will be held on March 28, 2003.

        The Special Meeting of stockholders is fast approaching and according to our records, your proxy for this meeting has not been received. Many stockholders think their votes are not important—on the contrary, they are vital. Regardless of the number of shares you may own, it is important they be represented. Please be advised that not voting your shares is the equivalent of a "no" vote. The Company's board of directors unanimously recommends a "yes" vote and the directors have voted their shares accordingly.

        If the stockholders do not approve the proposals set forth in the proxy, the Company's financial health will be materially adversely affected, which could result in the liquidation of the Company. This could result in stockholders losing their entire investment in Penn Treaty.

        We strongly urge you to promptly cast your vote by signing and returning the enclosed proxy. For internet and telephone voting instructions, please refer to your enclosed voter instruction form.    If you have already cast your vote, please accept our thanks and disregard this letter.

Sincerely,

/s/ Sandra A. Kotsch

Sandra A. Kotsch,
Secretary

REVOCABLE PROXY

PENN TREATY AMERICAN CORPORATION SPECIAL MEETING
OF SHAREHOLDERS

        This Proxy is solicited on Behalf of the Board of Directors. A.J. Carden and Irving Levit, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Special Meeting of Shareholders of Penn Treaty American Corporation ("Penn Treaty") to be held at 9:30 a.m., prevailing local time at the Brookside Country Club, 901 Willow Lane, Macungie, Pennsylvania on March 28, 2003 (the "Special Meeting"), including any adjournments and postponements thereof, and to vote all shares of stock of Penn Treaty which the undersigned is entitled to vote on all matters that properly come before the Special Meeting, subject to any directions indicated in the boxes below. Indicate your vote by placing an (X) in the appropriate box.

1.
Proposal to approve an amendment to Penn Treaty's Restated Articles of Incorporation, as amended, to increase the aggregate number of authorized shares of Common Stock, par value $.10 a share, from 40 million shares to 150 million shares:

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2.
Proposal to ratify and approve the issuance of $63,343,000 principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (the "Exchange Notes") and underlying shares of Common Stock:

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.
Proposal to ratify and approve the issuance of up to $45,000,000 principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (the "Rights Notes") and underlying shares of Common Stock:

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

4.
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

          ☐ FOR        ☐ AGAINST        ☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" APPROVAL TO THE AMENDMENT TO PENN TREATY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, A VOTE "FOR" RATIFICATION AND APPROVAL OF ISSUANCE OF THE EXCHANGE NOTES, A VOTE "FOR"RATIFICATION AND APPROVAL OF ISSUANCE OF THE RIGHTS NOTES AND A VOTE "FOR" THE AUTHORIZATION OF THE PROXY HOLDERS TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

        SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE SPECIAL MEETING IN THE MANNER SPECIFIED. IF PROPERLY EXECUTED AND RETURNED, AND NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ALL ITEMS ON THE PROXY. Receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement dated February 14, 2003 is hereby acknowledged.

IMPORTANT:	When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

Dated:                         , 2003

(Signature)

(Signature)

PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

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REVOCABLE PROXY PENN TREATY AMERICAN CORPORATION SPECIAL MEETING OF SHAREHOLDERS